EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE



Primary                                                         1996         1995         1994
-------                                                       ---------    ---------    ---------

Weighted Average Shares Outstanding                           1,299,446    1,252,983    1,212,953
Dilutive Effect of Stock Options                                220,539      105,116            -
                                                              -----------------------------------
Weighted Average Common and Equivalent Shares Outstanding     1,519,985    1,358,099    1,212,953
                                                              ===================================

Fully Diluted

Weighted Average Shares Outstanding                           1,299,446    1,252,983    1,212,953
Dilutive Effect of Stock Options                                226,144      105,116            -
                                                              -----------------------------------
Weighted Average Common and Equivalent Shares Outstanding     1,525,590    1,358,099    1,212,953
                                                              ===================================